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                                                                   EXHIBIT 10.36

                       SETTLEMENT AGREEMENT AND RELEASE


          This First Amendment to the Settlement Agreement and Release between Irata, Inc., a Texas corporation ("Irata"), on the one hand, and _______________________________________, on the other ("Creditor"), is to be effective as of the date last appearing hereon.

                                 RECITALS

          The Settlement Agreement and Release provided for Irata to raise $1,500,000.00 in "new capital." Irata has been successful in raising $1,200,000.00 and desires to amend the definition of "new capital" to only require $1,200,000.00 in capital infusion.

          Paragraph 2 of the Settlement Agreement and Release provided for the first monthly payment to be made on September 15, 1996 and Paragraph 5 conditioned the release of Irata upon Irata's receipt of the new capital by September 30, 1996. Creditor and Irata desire to amend and reinstate the Settlement Agreement and Release in the following manner:

          1. Paragraph C. of the Recitals is amended to change the definition of "new capital" to $1,200,000.00.

          2. Paragraph 2.a. is amended to read as follows:

          a. Cash. One-third of the Creditor's Claim will be paid by Irata in cash installments, (i) the first of which shall be equal to fifteen percent (15%) of the Claim (the "Initial Payment") and shall be paid at such time as Irata receives the New Capital,
               (ii) with the remaining balance of the cash portion of one-third of the Claim to be paid in fifteen (15) equal installments, the first two (2) installments of which shall be paid within two (2) days of receipt by Irata of the New Capital, with the remaining installments being payable November 15, 1996 and each month thereafter; and

          3.   Paragraph 5 is revised to read as follows:

          5. RELEASE. EXCEPT for the agreements, representations and warranties contained in this Agreement, Creditor on behalf of itself and on behalf of any other persons claiming by, through or under Creditor shall, upon receipt by Irata of the New Capital on or before November 15, 1996 and receipt by the Creditor of the Initial Payment as contemplated hereby, RELEASE, DISCHARGE AND ACQUIT Irata from any and all past and present claims, demands, debts, liabilities, expense or costs owing Creditor by Irata in connection with the Claim and agrees to execute any and all documents relating thereto.

          4. Except as otherwise herein provided, the Settlement Agreement and Release is hereby ratified and confirmed by Creditor and Irata.

          5. This First Amendment may be executed in multiple counterparts.

          IN WITNESS WHEREOF, the parties hereby execute this First Amendment effective as of the last date reflected below.

IRATA, INC.                         CREDITOR

                                    _________________________________

By:_____________________________      By:____________________________
Name:___________________________      Name:__________________________
Title:__________________________      Title:_________________________

Date:___________________________      Date:__________________________
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